Exhibit 99.(k)(8)

CONFIDENTIAL

AMENDMENT 5

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of November 29, 2021:

Term	Means
“Existing Agreement”	The Services Agreement among SS&C, each of the Existing Funds listed in Schedule C and Investment Manager dated July 15, 2019, as amended or restated from time to time
“SS&C”	SS&C Technologies, Inc. DST Asset Manager Solutions, Inc. ALPS Fund Services, Inc.
“Existing Funds”

CPG Carlyle Commitments Fund, LLC

CPG Carlyle Commitments Master Fund, LLC

CPG Vintage Access Fund, LLC

CPG Vintage Access Fund III, LLC

CPG Cooper Square International Equity, LLC

CPG Vintage Access Fund IV, LLC

“New Fund”	CPG Vintage Access Fund V, LLC
“Investment Manager”	Central Park Advisers, LLC

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

SS&C TECHNOLOGIES, INC.		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Ken Fullerton	By:	/s/ Ken Fullerton

Name:	Ken Fullerton	Name:	Ken Fullerton

Title:	Authorized Representative	Title:	Authorized Representative

ALPS FUND SERVICES, INC.		CENTRAL PARK ADVISERS, LLC

By:	/s/ Ken Fullerton	By:	/s/ Michael Mascis

Name:	Ken Fullerton	Name:	Michael Mascis

Title:	Authorized Representative	Title:	Chief Financial Officer

CPG CARLYLE COMMITMENTS FUND, LLC		CPG CARLYLE COMMITMENTS MASTER FUND, LLC

By:	/s/ Michael Mascis	By:	/s/ Michael Mascis

Name:	Michael Mascis	Name:	Michael Mascis

Title:	Authorized Signatory	Title:	Authorized Signatory

CPG VINTAGE ACCESS FUND III, LLC		CPG VINTAGE ACCESS FUND, LLC

By:	/s/ Michael Mascis	By:	/s/ Michael Mascis

Name:	Michael Mascis	Name:	Michael Mascis

Title:	Authorized Signatory	Title:	Authorized Signatory

CPG COOPER SQUARE INTERNATIONAL EQUITY, LLC		CPG VINTAGE ACCESS FUND IV, LLC

By:	/s/ Michael Mascis	By:	/s/ Michael Mascis

Name:	Michael Mascis	Name:	Michael Mascis

Title:	Authorized Signatory	Title:	Authorized Signatory

CPG VINTAGE ACCESS FUND V, LLC

By:	/s/ Michael Mascis

Name:	Michael Mascis

Title:	Authorized Signatory

Schedule A to this Amendment
Amendments

Effective as of the date of this Amendment, the Existing Agreement is amended as follows:

1.	CPG Vintage Access Fund V, LLC, the New Fund, is added as a Party to the Existing Agreement.

2.	The New Fund is added to the table row entitled “Privately Placed Funds” in the table of Defined Funds in Subsection 1.(b) of Schedule B Fees and Expenses:

Term	Parties
“PRIVATELY	CPG Carlyle Commitments Fund, LLC
PLACED FUNDS”	CPG Carlyle Commitments Master Fund, LLC
CPG Vintage Access Fund, LLC
CPG Vintage Access Fund III, LLC
CPG Vintage Access Fund IV, LLC
CPG Vintage Access Fund V, LLC

3.	The New Fund is added under the column entitled “Fund” in the table of Fund Administration and Accounting Fees in Subsection 1.(c) of Schedule B Fees and Expenses:

Fund	Base Fees
CPG Vintage Access Fund V, LLC	[Information Omitted]

4.	Schedule C is deleted in its entirety and replaced with Schedule C attached hereto as “Attachment I”.

Schedule B to this Amendment
General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

Attachment 2

Schedule C

Funds

Fund	Organization
CPG Carlyle Commitments Fund, LLC	Delaware, US, limited liability company
CPG Carlyle Commitments Master Fund, LLC	Delaware, US, limited liability company
CPG Vintage Access Fund, LLC	Delaware, US, limited liability company
CPG Vintage Access Fund III, LLC	Delaware, US, limited liability company
CPG Cooper Square International Equity, LLC	Delaware, US, limited liability company
CPG Vintage Access Fund IV, LLC	Delaware, US, limited liability company
CPG Vintage Access Fund V, LLC	Delaware, US, limited liability company